UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) May 17, 2013

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

EXPLANATORY NOTE

On May 22, 2013, Tellabs (the “Company”) filed a Current Report on Form 8-K to report the appointment of Thomas P. Minichiello, as the Company’s acting Chief Financial Officer. This Form 8-K/A is being filed to report compensation information as required by Item 404(a) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Minichiello’s annual base salary has been set at $300,000, his participation in the Company’s Annual Incentive Program will be at a target annual bonus of 60% of base salary and he will be eligible to receive long-term incentive awards under the Company’s 2004 Incentive Compensation Plan (the “Plan”). Mr. Minichiello will receive a grant of 25,000 Restricted Stock Units (RSUs) under the Plan. The RSUs will vest one third each of the first three anniversaries of the grant date. This grant will be subject to continued employment and other terms and conditions under the award.

Mr. Minichiello is also entitled to participate in, or be compensated in accordance with, the plans and programs available generally to the Company’s executive officers, as outlined in the proxy statement for the 2013 annual meeting of stockholders filed March 28, 2013, including but not limited to, the Company’s Executive Continuity and Protection Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ James M. Sheehan
James M. Sheehan Executive Vice President, General Counsel and Chief Administrative Officer

May 24, 2013

(Date)